United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 30, 2021

Date of Report (Date of earliest event reported)

Arisz Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41078	87-1807866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

199 Water St, 31st Floor New York, NY	10038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-845-9945

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ARIZ	The Nasdaq Stock Market LLC
Warrants	ARIZW	The Nasdaq Stock Market LLC
Rights	ARIZR	The Nasdaq Stock Market LLC
Units	ARIZU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On November 30, 2021, Arisz Acquisition Corp. (the “Company”) issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing that the holders of the Company’s units (the “Units”) may elect to separately trade the shares of common stock, par value $0.0001 per share (the “Shares”), and the rights (the “Rights”) and warrants (the “Warrants”) included in the Units commencing on December 9, 2021. Each Unit consists of one Share, one Right and one Warrant. Any Units not separated will continue to trade on the Nasdaq Global Market (“Nasdaq”) under the symbol “ARIZU”, and the Shares, Rights and Warrants will separately trade on Nasdaq under the symbols “ARIZ,” “ARIZR,” and “ARIZW,” respectively. Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the Units into Shares, Rights and Warrants.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated November 30, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 30, 2021

ARISZ ACQUISITION CORP.

	By:	/s/ Echo Hindle-Yang
	Name:	Echo Hindle-Yang
	Title:	Chief Executive Officer

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